POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the
undersigned, a member of the Board of Directors of
Advanced Medical Optics, Inc., a Delaware corporation
(the "Company"), does hereby nominate, constitute and
appoint Aimee S. Weisner and Diane W. Biagianti, or any
one or more of them, her true and lawful attorneys and
agents to do any and all acts and things and execute and
file any and all instruments which said attorneys and
agents, or any of them, may deem necessary or advisable
to enable the undersigned (in her individual capacity or
in a fiduciary or any other capacity) to comply with the
Securities Exchange Act of 1934, as amended (the "Act"),
and any requirements of the Securities and Exchange
Commission in respect thereof, in connection with the
preparation, execution and filing of any report or
statement of beneficial ownership or changes in beneficial
ownership of securities of the Company that the
undersigned (in her individual capacity or in a fiduciary
or any other capacity) may be required to file pursuant
to Section 16(a) of the Act, including specifically,
but without limitation, full power and authority to sign
the undersigned's name, in her individual capacity or in
a fiduciary or any other capacity, to any report or
statement on Form 3, Form 4 or Form 5 or to any
amendment  thereto, or any form or forms adopted
by the Securities and Exchange Commission in lieu
thereof or in addition thereto, hereby ratifying and
confirming all that said attorneys and agents, or any
of them, shall do or cause to be done by virtue thereof.
This authorization shall supersede all prior authorizations
to act for the undersigned with respect to securities
of the Company in these matters, which prior
authorizations are hereby revoked, and shall survive
the termination of the undersigned's status as a member
of the Board of Directors of the Company and remain
in effect thereafter for so long as the undersigned (in
her individual capacity or in a fiduciary or any other
capacity) has any obligation under Section 16 of the
Act with respect to securities of the Company.
IN WITNESS WHEREOF, I have hereunto set my
hand this 26th day of January, 2005.
/s/ ELIZABETH H. DAVILA
ELIZABETH H. D?VILA